Exhibit 99.1

Addentax Group Corp. Announces Strategic Cooperation Discussions with KINGS UNITED to Advance Web3.0 and RWA Initiatives

HONG KONG, October 14, 2025 — Addentax Group Corp. (Nasdaq: ATXG) (the “Company”, “ATXG”, “we”, “us” or “our”) today announced that it is in discussions with KINGS UNITED HOLDING LIMITED (“KINGS”) regarding a potential strategic cooperation focused on integrating the Web3.0 payment infrastructure and Real-World Asset (“RWA”) enablement within ATXG’s supply-chain and settlement ecosystem. The discussions are intended to assess how blockchain-native payment systems and tokenized settlement technologies could complement ATXG’s digital transformation objectives and operational scalability.

The parties are evaluating a structured proposal that could involve the establishment of a Hong Kong-licensed trust vehicle and the potential transfer of up to 100,000,000 KINGS native tokens (representing an indicative 1% allocation) at a notional valuation of approximately USD 10 million, with potential consideration including issuance of common shares to the trust entity. KINGS, a BVI-incorporated holding group, wholly owns ALL IN Fintech Limited (Kings United Fintech Limited), a New York-registered entity holding FinCEN MSB Registration No. 31000289207014. The group develops multi-chain prepaid card systems, distributed credit frameworks, and global acquiring networks designed to bridge Web2.0 and Web3.0 payment environments.

Management believes that a collaboration of this nature could enhance ATXG’s capabilities in piloting tokenized settlement and RWA-based infrastructure, improve transparency across international payment flows, and open additional digital monetization channels consistent with its governance and compliance framework.

“We are reviewing opportunities where blockchain infrastructure can tangibly strengthen our supply-chain operations and international payment architecture,” said Mr. Hong Zhida, Chief Executive Officer.

Management intends to further advance ATXG’s strategic positioning in digital asset infrastructure through potential collaborations that align with its long-term growth roadmap and innovation priorities. ATXG continues to evaluate strategic alternatives and will take such actions as may be appropriate to preserve shareholder value and address the operational and regulatory considerations relevant to any future execution.

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider specializing in garment manufacturing, logistics services, and property management and subleasing. For more information about the Company, please visit the website: https://www.addentax.com/.

Caution Concerning Forward Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

yoongxin.chan@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

WAVECREST GROUP INC.

1-718-213-7386

sherry@wavecrestipo.com